Exhibit 99.1
Spectrum Sciences & Software Holdings Corp.
Reports Financial Results for Third Quarter of 2005
Company Revises 2005 Revenue Projection
Falls Church, VA — December 2, 2005 — Spectrum Sciences & Software Holdings Corp. (OTC BB: SPSC) today announced the financial results of its operations for the third quarter and first nine months of 2005 and its forecast for the entire year. On a pro forma basis, taking into account the operations of Spectrum Holdings and all of its subsidiaries for the entire period, the company’s revenue for the nine months ended September 30, 2005, was $54.4 million. The company expects 2005 total-year pro forma revenue to be in the range of $72 to $74 million, which is below its previously announced target of $100 million.
According to Darryl K. Horne, Spectrum Holdings’ President and Chief Executive Officer, the company needed to revise its revenue projection primarily because the U.S. government shifted its funding priorities in Iraq away from reconstruction projects and toward security needs. This led to the unexpected early reduction in the prime contract under which Horne Engineering Services has been supporting the reconstruction effort. Horne said, “We have been vigorously pursuing other high-revenue procurement work and thought there was a good chance that it would begin in time to offset the 2005 shortfall. But it is no longer realistic to think that this work, if it does materialize, could begin in time to significantly affect 2005 revenues.”
The company’s quarterly (10-Q) filing to the U.S. Securities and Exchange Commission reported third-quarter 2005 revenue of $16.8 million, a $13.8 million increase over 2004 third-quarter revenue of $3.0 million. An operating loss of $0.3 million was reported for the quarter ended September 30, 2005, compared with an operating loss of $0.8 million for the third quarter of 2004. Earnings before interest, taxes, depreciation and amortization (EBITDA) was a negative $0.1 million for the third quarter ended 2005, compared with a negative $0.8 million for the same period last year.
The quarterly filing (which reflects year-to-date performance for all subsidiaries since their acquisition dates) for the nine months ended September 30, 2005, reported that revenue increased by $21.1 million to $31.1 million, as compared with $10.0 million for the nine-month period ended September 30, 2004. Reported operating losses for the nine months ended September 30, 2005, were $3.5 million, as compared with operating losses of $41.1 million for the same period last year. EBITDA for the first nine months of 2005 was a negative $3.0 million, as compared with a negative $41.0 million for the same period in 2004.
As previously reported, revenues increased in 2005, relative to 2004, primarily as a result of acquisitions. Operating losses for the third quarter of 2005 resulted primarily from price increases for raw materials on contracts in Spectrum Holdings’ manufacturing group. Operating losses for the first nine months of 2005 resulted primarily from $1.4 million in stock-based compensation expenses, losses on contracts in the manufacturing group, and various charges associated with acquisition activities.
Spectrum Holdings’ Chief Financial Officer, Michael M. Megless, said, “Our endeavors since the merger have been to optimize our operations based on the analysis and recommendations of our transition team and to concentrate our organizational energy on growth, performance, and profitability. We are keenly focused on improving our operating margins.

“Looking at the pro forma numbers, we’ve gone from a $1.75 million net loss in the first quarter of this year, to a $1.06 million net loss in the second quarter, to a $0.06 million net loss in the third quarter. The fourth-quarter profitability that we previously anticipated will be significantly impacted by the previously announced Myrick settlement of $155,000 and related legal expenses, additional legal costs for the previously announced Section 16(b) settlement, and employee severance payments. We now anticipate a fourth-quarter net loss in the range of $0.4 million to $0.6 million.”
Mr. Megless pointed out that all three of the company’s new subsidiaries — M&M Engineering Limited (M&M), Coast Engine and Equipment Company (CEECO), and Horne Engineering Services, LLC — had positive EBITDA on a pro forma basis during the quarter and for the first nine months of 2005. The company’s other subsidiary, Spectrum Sciences and Software, Inc., experienced negative EBITDA for the first nine months of 2005.
He added, “I fully expect our margins to improve significantly in 2006 as a result of increased synergies among our subsidiaries, a recent upsurge in demand for our procurement services, promising business relationships in the Middle East, and reduced costs resulting from management and operational efficiencies we have started to put in place.”
In conclusion, Mr. Megless said, “We are making progress, but we are not satisfied with our performance. We intend to grow and focus on improving profitability. We have over $170 million in contract backlog. Our cash position continues to improve with strong cash flow expected in the fourth quarter. We remain optimistic about our long-term economic prospects.”
Supplemental Disclosures Regarding Non-GAAP Financial Information
To evaluate the operating performance of its business, Spectrum Sciences & Software Holdings Corp. uses certain financial measures, some of which are calculated in accordance with accounting principles generally accepted in the United States of America (“GAAP”), such as operating income (loss), and some of which are not, such as EBITDA. In order to calculate the non-GAAP measure EBITDA, the company excludes from operating income (loss) the financial items that it believes are less integral to the day-to-day operations of its business. The company considers EBITDA to be an important indicator of the operational strengths and performance of its businesses, and believes the EBITDA results help improve the ability to understand the company’s operating performance and evaluate its performance in comparison to comparable periods. However, EBITDA should be considered in addition to, and not as a substitute for, operating income (loss) or any other measures of financial performance reported in accordance with GAAP. The table below reconciles EBITDA to operating income (loss), the most directly comparable GAAP financial measure.
Reconciliation of Non-GAAP Measures
Reconciliation of Operating Income (Loss) to EBITDA (dollars)

	3 Months Ended		9 Months Ended
	9/30/05	9/30/04	9/30/05	9/30/04
Loss from Operations	(315,212)	(804,696)	(3,529,210)	(41,124,050)
Depreciation	208,657	41,780	489,679	113,863
EBITDA	(106,555)	(762,916)	(3,039,531)	(41,010,187)

About Spectrum Sciences & Software Holdings Corp.
Spectrum Sciences & Software Holdings Corp. is a technology and technical engineering solutions company focused on three primary target markets—national security, energy & environment, and transportation—with an emphasis on homeland security. The company’s business offerings encompass management services, procurement, manufacturing, science and engineering, and information technology.
The company currently has more than 350 employees within its family of subsidiaries, which include Horne Engineering Services (www.horne.com/), Spectrum Sciences & Software, Inc. (www.specsci.com), M&M Engineering (www.mmeng.net), and Coast Engine and Equipment Company (CEECO).
More information about Spectrum Sciences & Software Holdings Corp. can be found at www.spectrumholdingscorp.com.
Forward-Looking Statements
This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements, which are other than statements of historical facts. These statements are subject to uncertainties and risks including, but not limited to, risks set forth in documents filed by the company from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by, or on behalf of, the Company, are expressly qualified by these cautionary statements and any other cautionary statements which may accompany the forward-looking statements. In addition, the Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.
SOURCE: Spectrum Sciences & Software Holdings Corp.
Spectrum Sciences & Software Holdings Corp., Investor Relations
Steve Cook, 703-564-2968, Steve.cook@specsci.com